UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware	06-0619596
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3 High Ridge Park,
Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Frontier Communications Corporation 11.125% Mandatory Convertible Preferred Stock, Series A	The NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-203537

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Mandatory Convertible Preferred Stock” in the Registrant’s Prospectus Supplement, dated June 4, 2015, to the Prospectus, dated April 20, 2015, which constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-203537), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Restated Certificate of Incorporation (Incorporated by reference to the filing of such exhibit with the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000).

3.2	Certificate of Amendment of Restated Certificate of Incorporation, effective July 31, 2008 (Incorporated by reference to the filing of such exhibit with the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008).

3.3	Certificate of Amendment of Restated Certificate of Incorporation, effective June 28, 2010 (Incorporated by reference to the Current Report on Form 8-K of the Registrant, as filed with the SEC on July 1, 2010).

3.4	By-laws, as amended February 6, 2009 (Incorporated by reference to the Current Report on Form 8-K of the Registrant, as filed with the SEC on February 6, 2009).

3.5	Certificate of Designations of 11.125% Mandatory Convertible Preferred Stock, Series A (Incorporated by reference to the Current Report on Form 8-K of the Registrant, as filed with the SEC on June 10, 2015).

4.1	Specimen 11.125% Mandatory Convertible Preferred Stock, Series A, share certificate (Incorporated by reference to the Current Report on Form 8-K of the Registrant, as filed with the SEC on June 10, 2015).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 10, 2015

Frontier Communications Corporation

By:	/s/ Mark D. Nielsen
Mark D. Nielsen
Executive Vice President,
General Counsel and Secretary

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